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Sun Healthcare Group, Inc. Reports
Settlement of Landlord-Asserted Defaults

FOR IMMEDIATE RELEASE

Irvine, Calif. (April 23, 2003) - (OTC-SUHG.OB) Sun Healthcare Group, Inc. today announced that the Company and various of its consolidated subsidiaries (collectively, "Sun") have entered into an agreement with THCI Company LLC, THCI Mortgage Holding Company LLC, THCI Holding Company LLC and their affiliated entities (collectively, "Care Realty") settling the outstanding disputes between the parties. As was reported in the Company's January 15, 2003 press release, Care Realty had asserted that Sun had defaulted on certain leasehold obligations relating to 32 long-term care facilities and on mortgages encumbering two other facilities. The parties had been in a long-standing dispute regarding their respective rights and duties concerning those 34 facilities.

On Friday, April 18, 2003, the parties entered into a Stipulation to be filed in the Delaware Bankruptcy Court providing for the orderly transfer of operations of 31 of the 32 leased facilities to Care Realty or to another licensed operator it designates. The remaining leased facility was previously subleased to a third party operator. The Sun affiliates managing or operating the two facilities mortgaged to THCI will also relinquish their respective interests in those facilities. The Stipulation provides for the release by both parties of their claims with respect to the pending disputes, including, among other things, the release of claims for leasehold damages and unpaid rent by Care Realty.

Richard K. Matros, Chairman and CEO of Sun stated, "Sun could no longer continue to operate the Care Realty portfolio at the rental rates Care Realty demanded. Sun discontinued the above-market rent payments pending resolution of the outstanding legal disputes between Sun and Care Realty. The Stipulation now resolves those disputes in a mutually acceptable manner, allowing the company to continue to move forward with its restructuring initiative."

     Headquartered in Irvine, California, Sun Healthcare Group, Inc. owns many of the country's leading healthcare providers. Through its wholly-owned SunBridge Healthcare Corporation subsidiary and its affiliated companies, Sun's affiliates together operate more than 200 long-term and postacute care facilities. In addition, the Sun Healthcare Group family of companies provides high-quality therapy, pharmacy, home care and other ancillary services for the healthcare industry. More information is available on the Company's website at www.sunh.com.

     Statements made in this release that are not historical facts may be "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: the ability of the Company to operate pursuant to the terms of its debt and other obligations; changes in pharmacy legislation and payment formulas; changes in Medicare and Medicaid reimbursements; efforts of third-party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third-party payors; competition in our business; potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, return to profitability and generate sufficient cash flow to meet operational and financial requirements; our ability to complete a restructuring of the Company to create a viable entity and the potential impact an economic downturn or changes in the laws affecting our business in those markets in which we operate. More information on factors that could affect our business and financial results are included in our Annual Report on Form10-K for the year ended December 31, 2002, and other public filings made with the Securities and Exchange Commission.

     The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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